UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________January 23, 2008_______________
Date of Report (Date of Earliest Event Reported)

Commission file number  –  2-63322

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
    (State or other jurisdiction of                                                                                 (I.R.S. Employer Identification Number)
                                   incorporation or organization)

11 North Water Street, Suite 18290                                Mobile, Alabama                                                                     36602
                            (Address of principal executive offices)                                                                                                                       (Zip Code)

                                                                  (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 1.01                                Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 23, 2008, International Shipholding Corporation (the “Company”) entered into a Facility Agreement by and among (1) East Gulf Shipholding, Inc. (“EGS”), a wholly-owned subsidiary of the Company, as borrower, (2) the Company, as guarantor, (3) the banks and financial institutions party thereto (the “Lenders”), as lenders, (4) DnB NOR Bank ASA, as facility agent, and (5) Deutsche Schiffsbank Aktiengesellschaft, as security trustee.  Under this Facility Agreement, the Lenders agreed to provide EGS with a term loan of up to Six Billion Two Hundred Eighty Million Yen (¥6,280,000,000), or approximately $59 million at current exchange rates.  The loan will be used to pay off the remaining balance on the construction of one 6400 CEU Newbuilding Pure Car/Truck Carrier currently scheduled for delivery in early 2010.  The Facility Agreement provides for two interim advances to be made by the Lenders to EGS coinciding with certain construction milestones of the Vessel, as well as a final advance to be made by the Lenders to EGS coinciding with the delivery of the Vessel to EGS.

The loan is secured by the Vessel, its earnings and insurances, and is guaranteed by the company.  The loan, originally entered into under a floating Libor to Yen interest rate, has been swapped to a Yen fixed rate facility of 2.065% plus an applicable margin of 0.90% (which margin may be adjusted upwards or downwards as provided in the Facility Agreement).

The Facility Agreement contains affirmative and negative covenants that, among other things, require the Company to maintain a specified tangible net worth, leverage ratio, interest coverage ratio and working capital.   The Facility Agreement also contains customary events of default.  Upon the occurrence of an event of default that remains uncured after any applicable cure period, EGS may be required to make immediate repayment of all indebtedness to the Lenders and the Lenders would be entitled to pursue other remedies against EGS, the Vessel and the Company under its guaranty.

Item 8.01                      Other Events

On January 25, 2008, International Shipholding Corporation issued a press release announcing that it’s Board of Directors has authorized open market repurchase of up to 1,000,000 shares of the Company’s common stock. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number                                                      Document

99.1                                           Press Release dated January 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date ____January 25, 2008